EXHIBIT 10.50

INDUSTRIAL LEASE

THIS LEASE (the “Lease”) is executed this 25th day of April, 2007, by and between Franklin Forest Investors, LLC, a Delaware limited liability company (“Landlord”), and SpineMedica Corp. a Florida Corporation (Tenant).

ARTICLE 1

LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a) Leased Premises (shown outlined on Exhibit A attached hereto): 811 Livingston Court, Marietta, Georgia 30067 (the “Building”), located at [address including Suite], within Franklin Forest Park (the “Park”).

(b) Rentable Area: approximately 12,199 square feet.

(c) Tenant’s Proportionate Share: 58.71%.

(d) Minimum Annual Rent:

Year 1	$115,280.55
Year 2	$118,696.27
Year 3	$122,233.98
Year 4	$125,893.68 (Based upon 12 months)

(e) Monthly Rental Installments:

Months	1 – 12	$ 9,606.71*
Months	13 – 24	$ 9,891.36
Months	25 – 36	$10,186.17
Month	37	$10,491.14

(f) Base Year: 2008

(g) Commencement Date: August 1, 2008

(h) Lease Term: Three (3) years and one (1) month.

(i) Security Deposit: $19,213.42. Provided that Tenant is not in default for the initial eighteen (18) months of the Lease Term, the Security Deposit will be reduced to $10.491.14.

*

Landlord agrees that the Minimum Annual Rent due for the first (1st) month of the Lease Term (the “Excused Rent”) shall not be due or payable unless or until an event of Default has occurred at any time during the Lease Term, at which time the Excused Rent shall be immediately due and payable. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that Excused Rent applies only to Minimum Annual Rent, and Tenant shall pay any and all Additional Rent due and payable during the first (1st) month of the Lease Term.

(j) Broker(s): CB Richard Ellis, representing Landlord and NAI Brannen Goddard, representing Tenant.

(k) Permitted Use: General office, manufacturing, warehousing and storage of spinal disc implants and related purposes.

(l) Address for notices and payments are as follows:

Landlord:	Franklin Forest Investors, LLC
c/o High Street Equity Advisors, LLC
265 Franklin Street, Third Floor
Boston, Massachusetts 02110
Attn: Asset Management

With Payments To:	Franklin Forest Investors, LLC
38114 Eagle Way
Chicago, Illinois 60678-1381

Tenant (prior to occupancy):	SpineMedica Corp.
811 Livingston Court
Marietta, Georgia 30067

Tenant (following occupancy):	SpineMedica Corp.
811 Livingston Court
Marietta, Georgia 30067

(m) Guarantor(s): Intentionally Omitted.

EXHIBITS

Exhibit A — Leased Premises

Exhibit B — Intentionally Omitted

Exhibit C — Letter of Understanding

Exhibit D — Tenant Operations Inquiry Form

Exhibit E — Rules and Regulations

Exhibit F — Special Stipulations

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

ARTICLE 2

TERM AND POSSESSION

Section 2.01. Term. The Commencement Date and Lease Term snail be as set forth in Sections 1.01(g) and 1.01(h) above,

Section 2.02. Condition of the Leased Premises.

(a) As Is Condition. Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind, except for the necessary repairs referenced in Section 7.01.

(b) Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging, among other things, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of the Lease in all respects, subject to any punchlist items.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost arid expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition, and in good order, condition and repair, (b) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01 below), (ii) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration of any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease. Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, or by written agreement of the parties, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

Section 2.05. Renewal Option. Provided Tenant is not in default under this Lease at the time the option to renew described below (the “Renewal Option”) is exercised or at the commencement of the applicable Renewal Period (hereafter defined) Tenant shall have two (2) options to extend the Lease Term for successive five (5) year periods (each a “Renewal Period”) commencing on the first day following the last day of the Lease Term (as to the first Renewal Option, and commencing on the first day following the last day of the first Renewal Period (as to the second Renewal Option), upon the same terms and conditions as are contained in this Lease, except as hereinafter provided. The Minimum Annual Rent for each Renewal Period shall be equal to the then “fair market rent” (as determined by an appraiser selected by Landlord) for similarly used and comparable space in the Marietta, Georgia area for a similar term (the “Renewal Rate”), provided that in no event shall the Minimum Annual Rent for the Renewal Period be less than the Minimum Annual Rent in effect for the period immediately prior to the-commencement of the Renewal Period. Landlord shall notify Tenant in writing (the “Renewal Rate Notice”) of the Renewal Rate within thirty (30) days of Tenant’s delivery of the Renewal Notice (hereinafter defined). Tenant shall have no further or additional right to extend the Lease Term. The Renewal Option shall be exercised, if at all, by written notice from Tenant to Landlord (the “Renewal Notice”) given no earlier than twelve (12) months and no later than six (6) months prior to the expiration of the then current Lease Term. Notwithstanding anything contained herein to the contrary, in the event Tenant does not wish to exercise the Renewal Option at the Renewal Rate, Tenant may withdraw its Renewal Notice by written notice to Landlord given no later than five (5) business days from the date Landlord delivers the Renewal Rate Notice. In order for the Renewal Option to be exercised, Tenant must execute a proper Lease Amendment stipulating the terms of the Renewal Period.

ARTICLE 3

RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without demand, abatement, deduction or offset, on the Commencement Date and on or before the first dray of each and every calendar month thereafter during the Lease Term. The Monthly Rent a Installments for partial calendar months shall be prorated. Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 101(l) above in accordance with this Section 3.01.

Section 3.02. Annual Rental Adjustment Definitions.

(a) “Annual Rental Adjustment” shall mean the amount of tenant’s Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums for a particular calendar year.

(b) “Tenant’s Proportionate Share of Operating Expenses, Real Estate Taxes and insurance Premiums” shall mean an amount equal to (i) the product of Tenant’s Proportionate Share times the Operating Expenses, plus (ii) the remainder of (1) the product of Tenant’s Proportionate Share times the Real Estate Taxes less (2) the product of Tenant’s Proportionate Share times the Real Estate Taxes for the Base Year provided that such amount shall not be less than zero, plus (iii) the remainder of (1) the product of Tenant’s Proportionate Share times the Insurance Premiums less (2) the product of

Tenant’s Proportionate Share times the Insurance Premiums for the Base Year, provided that such amount shall not be less than zero.

(c) “Operating Expenses.” shall mean the amount of all of Landlord’s reasonable and industry-standard costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Park (i.e., the Building’s equitable pro-rata share thereof), the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all insurance deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.

Notwithstanding the aforesaid, the term Operating Expenses shall not include the following:

(i) Leasing commissions, real estate brokerage, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants;

(ii) Costs incurred by Landlord in discharging its obligations under the Lease which are to be discharged at Landlord’s sole cost and expense;

(iii) Costs (including permit, license, and inspection fees) incurred in renovating improving, decorating, painting, of redecorating vacant space or space for tenants;

(iv) Landlord’s cost of electricity or other service sold to tenants for which Landlord is to be reimbursed as a charge over the Base Rental and Additional Rental payable under the lease with that tenant;

(v) Costs incurred by Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied, except for capital improvements required by new laws which may be amortized with interest over the life of such improvements;

(vi) Depreciation and amortization of The Building;

(vii) Costs incurred because Landlord or another tenant violated the terms of any lease;

(viii) Overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by such subsidiary or affiliate;

(ix) Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

(x) Compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

(xi) Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except (a) equipment used in providing janitorial services that is not affixed to the Building and (b) emergency rentals to keep the Building operating;

(xii) Items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement;

(xiii) Advertising and promotional expenditures, except for procurement of services and competitive bids to operate the Building;

(xiv) Repairs or other work needed because of fire, windstorm, or other casualty or cause to the extent actually insured against by Landlord and Landlord actually receives proceeds from such insurance (it being agreed that the deductible amount paid by Landlord is not excluded from Operating Expenses hereby), or to the extent required to be insured against by Landlord under this Lease, in the event Landlord fails to carry such insurance;

(xv) Nonrecurring costs incurred to remedy structural defects in original construction materials or installations;

(xvi) Any costs, fines, or penalties incurred because Landlord violated any governmental rule or authority;

(xvii) Costs incurred to test, survey, clean up, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Building unless the wastes or asbestos-containing materials were in or on the Property because of the negligent or intentional acts of Tenant, its agents, employees, or contractors, in which event Tenant shall be solely responsible for the same;

(xviii) Costs incurred in operation of any private club, now or in the future, located within the office park;

(xix) Costs incurred for repairs or maintenance to the extent actually covered and paid for by warranties, guarantees or service contracts;

(xx) Expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain;

(xxi) Damages incurred due to the gross negligence of Landlord;

(xxii) Structural repairs to the Building, including roof replacement; or

(xxiii) Landlord’s overhead not related to management of the Building.

(d) “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes.

(e) “Insurance Premiums” shall mean insurance premiums for insurance coverage on the Building or Common Areas and shall include all fire and extended coverage insurance on the Building and all liability insurance coverage on the Common Areas of the Building, and the grounds, sidewalks, driveways and parking areas related thereto, together with such other insurance coverages, including, but not limited to, rent interruption insurance, as are from time to time obtained by Landlord.

Section 3.03. Payment of Additional Rent.

(a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b) In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

(c) In no event shall Tenant’s Additional Rental for any calendar year relating to controllable Additional Rental (excluding the costs of security, utilities, Real Estate Taxes, Insurance Premiums and extraordinary landscaping costs due to casualty) increase by more than five percent (5%) over that for the previous calendar year.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue for more than ten (10) days, such unpaid amount shall bear interest from the due date thereof to the date of payment at the lesser of the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus six percent (6%) per annum and the maximum legal rate of interest.

Section 3.05. Audit Rights. Landlord agrees that, provided that Tenant is not in uncured default hereunder at such time, Tenant shall have the right during normal business hours and after at least ten (10) business days prior written notice from Tenant to Landlord given within thirty (30) days after receipt by Tenant of Landlord’s statement of the actual Annual Rental Adjustment, to audit Landlord’s records at Landlords office with respect to the Additional Rental for the immediately preceding one (1) year period at Tenant’s cost (except where the total variance of total Operating Expenses is greater than five percent (5%) or more, in which case Landlord shall pay the reasonable cost of the audit), provided that the results of any such audit shall be kept strictly confidential by Tenant and shall not be disclosed to any party except pursuant to litigation between Landlord and Tenant concerning the Additional Rental.

ARTICLE 4

SECURITY DEPOSIT

Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a Default by Tenant, Landlord may at its option apply all or any part of the Security Deposit to cure all or any part of such Default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. If so applied by Landlord, Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. Within thirty (30) days after Tenant has satisfied all Lease Obligations after the end of the Lease Term, provided that there is then no uncured Default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the Security Deposit to Tenant.

ARTICLE 5

OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

(a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements, relating to Tenant’s specific use and occupancy of the Leased Premises, of any governmental authority or agency, now in force or which may hereafter be in force, including. without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including without limitation the Building Rules and Regulations attached hereto as Exhibit E and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant, provided, however, that such rules and regulations are uniformly applicable to all tenants.

(b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant; who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any mariner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium cheesed.

(c) Tenant shall complete a Tenant Operations Inquiry Form in substantially the form of Exhibit D attached hereto and made a part hereof.

Section 5.03. Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper so long as any such control, change or alteration does not materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord and its duly authorized representatives shall use reasonable, good faith efforts to minimize interference with Tenant’s business operations to the extent reasonably practicable during any such inspection or entry into the Leased Premises. Provided that Landlord has used good faith efforts to minimize interference with Tenant’s business operations to the extent reasonably practicable during any such inspection or entry info the Leased Premises, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an actual or constructive eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6

UTILITIES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement. Provided that the interruption in supply of utilities is not caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder or constitute an actual or constructive eviction of Tenant.

ARTICLE 7

REPAIRS MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs, replacements and maintenance to the roof, sprinkler systems, exterior walls, foundation, structural frame of the Building and the parking and landscaped areas and other Common Areas and to the utility and sewer pipes outside serving the Building, so long as such utility and sewer pipes are within Landlord’s control and so long as such repairs are not necessitated by the acts of Tenant, its agents, employees and contractors. Landlord shall also maintain and repair the structural components of the Building, including the base building electrical system. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided In Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or Default of Tenant, its employees, agents, contractors,. customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, dock-doors, levelers, trash compactors, and plumbing systems. Tenant shall obtain and maintain in effect throughout the Lease Term a preventive maintenance contract on the heating, ventilating and air-conditioning systems and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis.

Section 7.03. Alterations. Except for cosmetic and non-structural alterations costing lees than $25,000.00 in any consecutive twelve (12) month period, such as recarpeting, repainting, and the installation of built-in fixtures which do not involve any Building systems, Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. As a condition of such approval and provided so stated therein, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration- and any related lien. Tenant agrees that at Landlord’s option, Landlord or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord’s construction manager or general contractor, shall perform or cause to be performed all work on any alterations to the Leased Premises.

ARTICLE 8

INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as ‘Tenants Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent caused directly by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including without limitation reasonable attorneys’ fees and expenses a the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, [gross] negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases caused directly by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8 02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including without limitation reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant’s Insurance. Tenant shall purchase, at its own expense, and keep in force at all times during the Lease Term the policies of insurance set forth below (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a

Best’s rating of A or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Leased Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable) and (d) otherwise be in such form, and include such coverages, as Landlord may reasonably require. The Tenants Policies described in (i) and (ii) below shall (1) provide coverage on an occurrence basis; (2) name Landlord (and its lender, if applicable) as additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s notice addresses at least 30 days prior to the applicable expiration date of each Tenants Policy, In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may (A) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord Upon demand, as Additional Rent or (B) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant falls to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Monthly Rental installments then in effect. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

Tenant shall purchase and maintain throughout the Term, a Tenant’s Policy(ies) of: (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000.000 per occurrence, and $5,000,000.00 annual general aggregate, per location, (ii) comprehensive automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Premises and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit; (iii) commercial property insurance covering Tenant’s Property (at its full replacement cost); (iv) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant; (v) business interruption insurance with limits not less than an amount equal to two (2) years’ rent due hereunder, and if Tenant handles, stores or utilizes Hazardous Substances in its business operations, (vi) pollution legal liability insurance.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall main the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a) a commercial property insurance policy covering the Building (at its full replacement cost), but excluding Tenant’s personal property; (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Park and/or Building arid otherwise resulting from any acts or omissions of

Landlord, its agents and employees; (c) rent loss Insurance; and (d) any other insurance coverage deemed appropriate by Landlord or required by Landlord’s lender. All of the coverages described in (a) through (d) shall be determined from time to time by Landlord, in its sole discretion. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by Tenant.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. The special form coverage Insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9

CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgage entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

Notwithstanding anything to the contrary contained in this Article 9, in the event that Landlord fails to fully repair, reconstruct or restore the Leased Premises or the Building within two hundred ten (210) days from the date of casualty, !hen Tenant may terminate this Lease upon thirty (30) days written notice and opportunity to cure to Landlord.

ARTICLE 10

EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11

ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a) Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In he event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any renewal, extension, expansion, rights of first offer, rights of first refusal or other rights or options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days’ prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.

(c) If -Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this lease, Tenant shell pay to Landlord fifty percent (50%) of any such “net excess rental” upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and ‘attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent. As used herein, the term “net excess rental” shall exclude the costs of marketing fees, leasing commissions, reasonable attorney’s fees (not to exceed $300.00) and tenant improvements Incurred by Tenant in connection with any such assignment or sublease.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon not less than ten (10) days’ prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth of Tenant’s successor entity after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes al! of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11 (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e., assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is Intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to Intentionally avoid its obligations under this Lease (for example, transferring its Interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially al of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12

TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured Defaults or specifying such Defaults. If any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, ground lease, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a “Mortgage”) presently existing or hereafter encumbering the Building by so declaring in such Mortgage. Within ten

(10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease.

Within thirty (30) days following the execution of this Lease, Landlord shall request, and will use its reasonable, good faith efforts to procure, a subordination, non-disturbance and attornment agreement (an “SNDA”) from Landlord’s lender in favor of Tenant. Notwithstanding the foregoing, the parties acknowledge and agree that Landlord is not obligated to procure such SNDA.

In the event that the Building is sold by Landlord and a new Mortgage is placed upon the Building by the purchaser, it shall be a condition to Tenant’s obligation to subordinate hereunder to such new Mortgage that Tenant receive from the holder of such Mortgage standard non-disturbance protection benefiting Tenant.

ARTICLE 13

DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after written notice from Landlord that the same is due. Tenant shall be afforded one (1) late payment during the Term without incurring an occurrence of Default, so long as such payment is not more than twenty (20) days late.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease For a period of thirty (30) days alter written notice thereof from Landlord; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required to cure, then Tenant shall have such additional time to cure such Default as is reasonably necessary under the circumstances in question, provided that Tenant commences such curative efforts as soon as is reasonably practical within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time (not to exceed thirty (30) additional days).

(c) Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days, unless the Tenant is attempting to sublease the Premises and remains current on all of its obligations hereunder, including, without limitation, utilities and pest control. In the event that Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of more than thirty (30) days, Landlord, at Landlord’s option, may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

(d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provision of Article 11 of this Lease.

(e) All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant to insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action.

(b) Without terminating this Lease, Landlord may terminate Tenant’s right of to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shah be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for In any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the “Accelerated Rent Difference”), or (ii) without re-letting, declare to be immediately due and payable the difference between the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable as liquidated damages (the “Accelerated Rent”) and the fair market rental value of the Premises for the same period of time (the “Fair Market Rental”), as determined by an appraiser selected by Landlord, based upon recently completed comparable lease transactions in the Building, the Park and the leasing submarket (the Northwest Atlanta submarket) in which Premises is located (such difference being referred to as the “Accelerated Fair Market Difference”). Upon

termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Difference or the Accelerated Fair Market Difference, whichever is applicable, (B) all loss or damage that Landlord may sustain by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (C) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”).

(c) Landlord may terminate this Lease and declare the Accelerated Rent Difference or the Accelerated Fair Market Difference, whichever is applicable, to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent Difference or the Accelerated Fair Market Difference, whichever is applicable, (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (c) shall survive termination.

(d) Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Difference or the Accelerated Fair Market Difference as set above shall not be deemed a penalty or forfeiture, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(e) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

Section 13.04. Limitation of Landlord’s Liability. IF LANDLORD SHALL FAIL TO PERFORM ANY TERM, CONDITION, COVENANT OR OBLIGATION REQUIRED TO BE PERFORMED BY IT UNDER THIS LEASE AND IF TENANT SHALL, AS A CONSEQUENCE THEREOF, RECOVER A MONEY JUDGMENT AGAINST LANDLORD, TENANT AGREES THAT IT SHALL LOOK SOLELY TO LANDLORD’S RIGHT, TITLE AND INTEREST IN AND TO THE BUILDING, NOR OF ANY OWNER, PARTNER, MEMBER OR MANAGER IN OR OF LANDLORD, FOR THE COLLECTION OF SUCH JUDGMENT; AND TENANT FURTHER AGREES THAT NO OTHER ASSETS OF

LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER PROCESS FOR THE SATISFACTION OF TENANTS JUDGMENT.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent than due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in wilting and signed by Landlord.

Section 13.06. Attorney Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses.

ARTICLE 14

LANDLORD’S RIGHT TO RELOCATE TENANT

Landlord shall have the right upon at least sixty (60) days’ prior written notice to Tenant to relocate Tenant and to substitute for the Leased Premises other space in the Building or in another building owned by Landlord, or an affiliated entity of Landlord, within the Park containing at least as much square footage as the Leased Premises. Landlord shall improve such substituted space, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises including, without limitation, mutually agreed upon improvements for Tenant’s “clean room”, laboratory and manufacturing space (collectively, the ‘Manufacturing Space’) within the Premises, consistent with the then-current improvement standards for such Manufacturing Space. Landlord shall reimburse Tenant for all reasonable third party expenses incurred in connection with, and caused by, such relocation. In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity. Notwithstanding anything contained herein to the contrary, Tenant may not be relocated by Landlord pursuant to this Article 14 more than one (1) time during the Initial Lease Term nor more than one (1) time during any future Renewal Period.

ARTICLE 15

TENANT’S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND

HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a) “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity now or hereafter having jurisdiction over the Leased Premises.

(b) “Hazardous Substances” she mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or Infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any actual or alleged violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including without limitation reasonable attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 14. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier access or occupancy of the Leased Premises by, through, or under Tenant, including without limitation access for construction purposes)

except to the extent Tenant knowingly exacerbates the same. Landlord shall Indemnity Tenant from any and all claims, losses, liabilities, costs, expenses and damages, Including, without limitation, reasonable attorneys’ fees incurred by Tenant in connection with any such ‘existing conditions’, except to the extent knowingly exacerbated by Tenant.

ARTICLE 16

MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) be excused for the period of any delay in the performance of any non-monetary obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed postage prepaid, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial information. From time to time during the Lease Term, but not more than twice per Operating Year, except in connection with prospective purchasers or lenders, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefor. Upon Landlord’s request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant , and if no such audited financial statement is available, then Tenant shall Instead deliver to Landlord its most currently available balance sheet and income statement Furthermore, upon the delivery of any such financial information from time to time during the Lease Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant since the date of the then-applicable financial information.

Section 16.09. Waiver of Jury Trial. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE LEASED PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE LEASED PREMISES.

Section 16.10. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.11. Signage. Tenant may, at its own expense, erect a sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building and in the Park. All signage (inducing the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with the any codes and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

Section 16.12. Parking. Tenant shall be entitled free of charge to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right In its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to reasonably allocate parking spaces. between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or Invitees, and deemed abandoned by Landlord will be towed and all coats thereof shall be borne by the Tenant. M driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park In the spaces designated visitor parking.

Section 16.13. Time. Time Is of the essence of each term and provision of this Lease.

Section 16.14. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld.

Section 16.15. Usufruct. Tenant’s interest in the Leased Premises is a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

FRANKLIN FOREST INVESTORS, LLC, a Delaware limited liability company

By:	GEHS Funding II, L.L.C., a Delaware limited liability company, its sole member

	By:	High Street Equity Advisors II, LLC, a Massachusetts limited liability company, its Manager

		By:	/s/ Daniel J. Coughlin
			Name:	Daniel J. Coughlin
			Title:	Authorized Member

(SIGNATURES CONTINUED ON THE FOLLOWING PAGE)

TENANT:

SPINEMEDICA CORP., a Florida corporation

By:	/s/ Rebeccah Brown
	Name:	Rebeccah Brown
	Title:	Vice President, Operations

Attest:

By:	/s/ John Maynard
	Name:	John Maynard
	Title:	Vice President, Product Management

EXHIBIT A

SITE PLAN OF LEASED PREMISES

[TO BE ADDED)

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EXHIBIT B

TENANT IMPROVEMENTS

Intentionally Omitted

B - 1

EXHIBIT C

LETTER OF UNDERSTANDING

Attention:

RE:

Lease Agreement between Franklin Forest Investors, LLC (“Landlord”) and SpineMedica Corp. (“Tenant”) for the Leased Premises located at 811 Livingston Court, Marietta, Georgia 30037 (the “Leased Premises”), dated                                          (the “Lease”).

Dear Tenant

The undersigned, on behalf Tenant, certifies to Landlord as follows:

1. The Commencement Date under the Lease is                                         .

2. The rent commencement data is                                         .

3. The expiration date of the Lease Term is                                         .

4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5. The Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

6. To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this          day of                     , 20        .

SPINEMEDICA CORP., a Florida corporation

By:
Name:
Title:

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EXHIBIT D

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contract:	.

2.	Address/Phone:	.

3.	Provide a brief description of your business and operations:

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

		YES	NO
	a. SARA Title III Section 312 (Tier 1) reports	☐	☐
(> 10,000 lbs. of hazardous materials STORED at any one time)

	b. SARA Title III Section 313 (Tier III) Form R reports	☐	☐
(> 10,000 lbs. of hazardous materials USED per year)

	c. NPDES or SPDES Stormwater Discharge permit	☐	☐
(answer “No” if “No-Exposure Certification” filed)

	d. EPA Hazardous Waste Generator ID Number	☐	☐

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e., Drums, cartons, Totes, Bags, ASTs, USTs, etc.)

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e., Drums, cartons, Totes, Bags, ASTs, USTs, etc.)

D - 1

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2. No awnings or other projections shall be attached to the outside wails of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5. No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

6. No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7. The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and the Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or In any other way. No tenant shall throw anything out of doors, windows or down the passageways.

9. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and In the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole post and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

12. Each tenant shall be responsible for all persons entering the Building at tenants’ invitation, express or implied. Landlord shall in no case be liable damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such salon advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14. All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

15. There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16. The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

17. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

18. Tenants will insure that all doors are securely locked, and water faucets, electric fights and electric machinery are turned off before leaving the Building.

19. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Budding, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

20. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21. No outside storage is permitted including without limitation the storage of trucks and other vehicles.

22. No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord’s desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

EXHIBIT F

SPECIAL STIPULATIONS

1.	LETTER OF CREDIT

Tenant agrees, in addition to and not In lieu of the Security Deposit, to deliver to Landlord upon execution of this Lease a dean, irrevocable letter of credit (the “Letter of Credit”) established in Landlord’s (and its successors’ and assigns’) favor in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00), issued by a federally insured banking or lending institution reasonably acceptable to Landlord and in other form and substance reasonably acceptable to Landlord. The Letter of Credit shall specifically provide for partial draws and shall by its terms be transferable by the beneficiary thereunder. Any transfer fees shall be payable by Tenant. If Tenant fails to make any payment of rent or other charges due to Landlord under the terms of this Lease, or otherwise defaults hereunder, beyond any applicable notice and cure period, Landlord, at Landlord’s option, may make a demand for payment under the Letter of Credit in an amount equal to the amounts then due and owing to Landlord under this Lease. In the event that Landlord draws upon the Letter of Credit, Tenant shall present to Landlord a replacement Letter of Credit in the full Letter of Credit Amount satisfying all of the terms and conditions of this paragraph within ten (10) days after receipt of notice from Landlord of such draw. Tenant’s failure to do so within such 10-day period will constitute a default hereunder (Tenant hereby waiving any additional notice and grace or cure period), and upon such default Landlord shall be entitled to immediately exercise all rights and remedies available to it hereunder, at law or in equity, Landlord’s election to draw under the Latter of Credit and to hold the proceeds of the drawing under the Letter of Credit as a part of Tenant’s Security Deposit shall not be deemed a cure of any default by Tenant hereunder and shall not relieve Tenant from its obligation to present to Landlord a replacement Letter of Credit which complies with the terms and conditions of this Lease. Tenant acknowledges that any proceeds of a draw made under the Letter of Credit and thereafter held as a part of Tenant’s Security Deposit may be used by Landlord to cure or satisfy any obligation of Tenant hereunder as if such proceeds were instead proceeds of a draw made under a Letter of Credit that remained outstanding and in full force and effect at the time such amounts are applied by Landlord to cure or satisfy any such obligation of Tenant. Tenant hereby affirmatively disclaims any interest Tenant has, may have, claims to have, or may claim to have in any proceeds drawn by Landlord under the Letter of Credit and held in accordance with the terms hereof. Without limiting the generality of the foregoing, provided no event of Default by Tenant has occurred under the Lease at any time during the Lease Term, the value of the Letter of Credit will be reduced to Seventeen Thousand and 00/100 Dollars ($17,000.00) following the last day of the thirteenth (13m) full month of the Lease Term; to Nine Thousand and 00/100 Dollars ($9,000.00) following the last day of the twenty-fifth (25) full month of the Lease Term; and released following the end of the Lease Term.

2.	POSSESSION OF PREMISES

Landlord and Tenant acknowledge and agree that Tenant has accepted and is in possession of the Leased Premises pursuant to that certain sublease by and between CCA Global Partners, Inc. (f/k/a Carpet Co-op of America Association) as sublessor and Tenant as sublessee

F - 1

and dated                                         , 2007 (the ‘Sublease). Tenant acknowledges and agrees that such possession of the Leased Premises by Tenant pursuant to the Sublease shall be deemed to satisfy Landlords obligation to deliver possession of the Premises under this Lease for all purposes hereunder. Tenant further acknowledges and agrees that any uncured default of Tenant as sublessee under the Sublease shall be deemed a Default of Tenant’s obligations under this Lease.

F - 2